Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bryn Mawr Bank Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-204547, No. 333-201642, No. 333-182435, No. 333-168072, No. 333-144280, No. 333-143445, and No. 333-119958) on Form S-8, registration statements (No. 333-206866, No. 333-196916, and No. 333-163874) on Form S-4, and registration statements (No. 333-202805, and No. 333-177109) on Form S-3 of Bryn Mawr Bank Corporation and its subsidiaries of our reports dated March 11, 2016, with respect to the consolidated balance sheets of the Corporation as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appears in the December 31, 2015 annual report on Form 10-K of Bryn Mawr Bank Corporation and its subsidiaries.

(signed) KPMG LLP

Philadelphia, Pennsylvania
March 11, 2016